UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 3, 2006

AML Communications, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000 - 27250	77-0130894
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Avenida Acaso, Camarillo, CA		93012
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (805) 388-1345

Not Applicable

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On February 3, 2006, Susan J. Kelley resigned as Director of Finance of the Registrant.  The resignation is not the result of any disagreement between Ms. Kelley and the Registrant on any matter relating to the Registrant’s operations, policies, or practices.

(c) On January 30, 2006, the Registrant appointed James M. Fornear as the Chief Financial Officer of the Registrant, effective February 1, 2006, to fill the position created by the resignation of Ms. Kelley. The Chief Financial Officer did not enter into an employment agreement with the Registrant.

There is no family relationship between Mr. Fornear and any of our directors or executive officers.

From July 2002 to January 2006, Mr. Fornear served as Vice President and Chief Financial Officer of G&H Technology, Inc. From November 1997 to January 2002, Mr. Fornear served as Chief Financial Officer of Core-Vent Bioengineering. Prior to that, he served as Chief Financial Officer of Brown Jordan International and held senior financial positions at various companies, including Huck International (division of Federal Mogul) and Kaiser Aerospace & Electronics and Garrett Airesearch and served as an internal auditor at John Deere & Co. and as a pilot at the U.S. Navy. Mr. Fornear holds a Masters of Business Administration degree from University of Phoenix and a Bachelor of Science degree in accounting from Southern Illinois University.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AML COMMUNICATIONS, INC.

Date: February 3, 2006	By:	/s/ Jacob Inbar
Jacob Inbar
President & CEO